Exhibit 99.1

PRESS RELEASE

For release:	February 20, 2020

Contact:	Media
Stephen W. Ries Senior Corporate Counsel (610) 668-3270 sries@global-indemnity.com

GLOBAL INDEMNITY REPORTS RECORD PREMIUMS & EARNINGS PER SHARE

George Town, Cayman Islands (February 20, 2020) – Global Indemnity Limited (NASDAQ:GBLI) today reported record earnings per share of $4.88 and net income of $70 million for the year ended December 31, 2019, an increase of $126.7 million over 2018. Gross Written Premiums increased 16.2% to $636.9 million in 2019 and Net Written Premiums of $562.1 million was the highest in the Company’s history. The Company’s combined ratio in 2019 was 92.2%, 20.1 points better than 2018. Total investment return for the year was 7.8%. Book value per share increased by 15.0% in 2019 (17.2% including dividends paid in 2019), from $44.21 per share at December 31, 2018 to $50.82 per share ($51.82 including dividends paid in 2019) at December 31, 2019.

Selected Operating and Balance Sheet Information

(Dollars in millions, except per share data)

	For the Twelve Months Ended December 31,
	2019	2018
Gross Written Premiums	$636.9	$547.9
Net Written Premiums	$562.1	$472.5
Net income (loss)	$70.0	$(56.7)
Net income (loss) per share	$4.88	$(4.02)
Combined ratio analysis:
Loss ratio	52.5%	71.5%
Expense ratio	39.7%	40.8%

Combined ratio	92.2%	112.3%

	As of December 31,	As of December 31,
	2019	2018
Book value per share (1)	$50.82	$44.21
Shareholders’ equity	$726.8	$629.1
Cash and invested assets (2)	$1,607.0	$1,510.2

(1)	Net of cumulative Company dividends to shareholders totaling $2.00 per share and $1.00 per share as of December 31, 2019 and 2018, respectively.
(2)	Including receivable/(payable) for securities sold/(purchased)

About Global Indemnity Limited and its subsidiaries

Global Indemnity Limited (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Limited’s four primary segments are:

•	United States Based Commercial Specialty

•	United States Based Specialty Property

•	United States Based Farm, Ranch, & Stable

•	Bermuda Based Reinsurance

The Company’s Commercial Specialty segment was formerly known as Commercial Lines. During the 1st quarter of 2019, the Company re-evaluated its Personal Lines segment and determined that Personal Lines should be bifurcated into two reportable segments: Specialty Property and Farm, Ranch, & Stable.

For more information, visit the Global Indemnity Limited’s website at http://www.globalindemnity.ky.

Forward-Looking Information

The forward-looking statements contained in this press release1 do not address a number of risks and uncertainties. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.

Global Indemnity Limited’s Combined Ratio for the Twelve Months Ended December 31, 2019 and 2018

For the twelve months ended December 31, 2019, the Company recorded a combined ratio of 92.2% (Loss Ratio 52.5% and Expense Ratio 39.7%) compared to 112.3% (Loss Ratio 71.5% and Expense Ratio 40.8%) for the twelve months ended December 31, 2018.

•

The current accident year property loss ratio improved by 26.1 points to 59.5% in 2019 from 85.6% in 2018 primarily due to lower claims frequency and severity in the U.S. Insurance Operations as well as improvements in the loss ratio on property treaties within Reinsurance Operations.

•	The current accident year casualty loss ratio improved by 2.2 points to 57.0% in 2019 compared to 59.2% in 2018 primarily due to lower claims frequency and severity in the U.S. Insurance Operations.

Calendar year results for the twelve months ended December 31, 2019 include $32.8 million in favorable loss development mainly from the U.S. Insurance Operations.

Global Indemnity Limited’s Gross and Net Written Premiums Results by Segment for the Twelve Months Ended December 31, 2019 and 2018

	Twelve Months Ended December 31,
	Gross Written Premiums			Net Written Premiums
	2019	2018	% Change	2019	2018	% Change
Commercial Specialty	$297,332	$249,948	19.0%	$258,719	$226,827	14.1%
Specialty Property	163,503	170,168	(3.9%)	140,670	127,470	10.4%
Farm, Ranch, & Stable	87,745	79,738	10.0%	74,416	70,217	6.0%
Reinsurance	88,281	48,043	83.8%	88,284	48,033	83.8%

Total	$636,861	$547,897	16.2%	$562,089	$472,547	18.9%

Commercial Specialty Operations: Gross written premiums and net written premiums increased 19.0% and 14.1%, respectively, for the twelve months ended December 31, 2019 as compared to the same period in 2018. This increase is primarily driven by new programs and increases in excess & surplus lines submissions.

Specialty Property Operations: Gross written premiums decreased by 3.9% and net written premiums increased by 10.4% for the twelve months ended December 31, 2019 as compared to the same period in 2018. The decrease in gross written premiums was primarily due to a continued reduction of catastrophe exposed business. As a result of reducing its catastrophe exposure, Specialty Property ceded less premiums to reinsurers, which contributed to the growth in net written premiums.

Farm, Ranch, & Stable Operations: Gross written premiums increased by 10.0% and net written premiums increased by 6.0% for the twelve months ended December 31, 2019 as compared to the same period in 2018. The increase in gross and net written premiums was primarily due to an increase in pricing as well as new agent appointments.

Reinsurance Operations: Gross written premiums and net written premiums both increased 83.8%, for the twelve months ended December 31, 2019, as compared to the same period in 2018, mainly due to entering a new casualty treaty during 2019 and rate increases within the property catastrophe line of business.

###

Note: Tables Follow

GLOBAL INDEMNITY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2018	2019	2018
Gross written premiums	$158,162	$129,227	$636,861	$547,897

Net written premiums	$140,768	$111,990	$562,089	$472,547

Net earned premiums	$141,660	$125,328	$525,262	$467,775
Net investment income	9,659	12,234	42,052	46,342
Net realized investment gains (losses)	24,052	(24,740)	35,342	(16,907)
Other income	542	439	1,816	1,728

Total revenues	175,913	113,261	604,472	498,938
Net losses and loss adjustment expenses (1)	73,423	139,199	275,402	334,625
Acquisition costs and other underwriting expenses	54,760	49,582	208,403	190,778
Corporate and other operating expenses	7,186	6,113	18,888	29,766
Interest expense	4,934	4,969	20,022	19,694

Income (loss) before income taxes	35,610	(86,602)	81,757	(75,925)
Income tax expense (benefit)	6,579	(13,285)	11,742	(19,229)

Net income (loss)	$29,031	$(73,317)	$70,015	$(56,696)

Weighted average shares outstanding–basic	14,222	14,107	14,192	14,089

Weighted average shares outstanding–diluted	14,346	14,107	14,335	14,089

Net income (loss) per share – basic (4)	$2.04	$(5.20)	$4.93	$(4.02)

Net income (loss) per share – diluted (4)	$2.02	$(5.20)	$4.88	$(4.02)

Cash dividends declared per share (2)	$0.25	$0.25	$1.00	$1.00

Combined ratio analysis: (3)
Loss ratio	51.8%	111.1%	52.5%	71.5%
Expense ratio	38.7%	39.6%	39.7%	40.8%

Combined ratio	90.5%	150.7%	92.2%	112.3%

(1)

Includes loss reductions related to prior years of $9.8 million and $1.3 million for the three months ended December 31, 2019 and 2018, respectively, and $32.8 million and $28.8 million for the twelve months ended December 31, 2019 and 2018, respectively.

(2)	For the quarter and year ended December 31, 2018, diluted loss per share is the same as basic loss per share due to a net loss for the period.
(3)

The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net earned premiums. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net earned premiums. The combined ratio is the sum of the loss and expense ratios.

(4)	Highest net income per share in the Company’s history.

GLOBAL INDEMNITY LIMITED

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

ASSETS	December 31, 2019	December 31, 2018
Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2019 - $1,231,568 and 2018 - $1,257,830)	$1,253,159	$1,235,155
Equity securities, at fair value	263,104	124,747
Other invested assets	47,279	50,753

Total investments	1,563,542	1,410,655
Cash and cash equivalents	44,271	99,497
Premiums receivable, net	118,035	87,679
Reinsurance receivables, net	83,938	114,418
Funds held by ceding insurers	48,580	49,206
Federal income taxes receivable	10,989	10,866
Receivable for securities sold	—	15
Deferred federal income taxes	31,077	48,589
Deferred acquisition costs	70,677	61,676
Intangible assets	21,491	22,020
Goodwill	6,521	6,521
Prepaid reinsurance premiums	16,716	20,594
Other assets	60,048	28,530

Total assets	$2,075,885	$1,960,266

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$630,181	$680,031
Unearned premiums	314,861	281,912
Ceded balances payable	20,404	14,994
Payables for securities purchased	850	—
Contingent commissions	11,928	10,636
Debt	296,640	288,565
Other liabilities	74,212	55,069

Total liabilities	1,349,076	1,331,207

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; A ordinary shares issued: 10,282,277 and 10,171,954, respectively; A ordinary shares outstanding: 10,167,056 and 10,095,312, respectively; B ordinary shares issued and outstanding: 4,133,366 and 4,133,366, respectively	2	2
Additional paid-in capital (1)	442,403	438,182
Accumulated other comprehensive income (loss), net of taxes	17,609	(21,231)
Retained earnings (1)	270,768	215,132
A ordinary shares in treasury, at cost: 115,221 and 76,642 shares, respectively	(3,973)	(3,026)

Total shareholders’ equity	726,809	629,059

Total liabilities and shareholders’ equity	$2,075,885	$1,960,266

(1)

Since the Company’s initial public offering in 2003, the Company repurchased 20.2 million shares for a total of $488 million. These share repurchases are reflected by a $488 million reduction of the Company’s additional paid-in capital and retained earnings as of December 31, 2019 and December 31, 2018. Retained earnings are also net of $29 million and $14 million of cumulative historic Company dividends to shareholders as of December 31, 2019 and December 31, 2018, respectively.

GLOBAL INDEMNITY LIMITED

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	December 31, 2019	December 31, 2018
Fixed maturities	$1,253.2	$1,235.2
Cash and cash equivalents	44.3	99.5

Total bonds and cash and cash equivalents	1,297.5	1,334.7
Equities and other invested assets	310.4	175.5

Total cash and invested assets, gross	1,607.9	1,510.2
Payable for securities purchased	(0.9)	—

Total cash and invested assets, net	$1,607.0	$1,510.2

	Total Investment Return (1)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2018	2019	2018
Net investment income	$9.7	$12.2	$42.1	$46.3

Net realized investment gains (losses)	24.1	(24.7)	35.3	(16.9)
Net unrealized investment gains (losses)	(8.9)	3.0	44.6	(22.9)

Net realized and unrealized investment gains (losses)	15.2	(21.7)	79.9	(39.8)

Total net investment income and gains	$24.9	$(9.5)	$122.0	$6.5

Average total cash and invested assets	$1,610.6	$1,521.2	$1,558.6	$1,522.8

Total investment return %	1.5%	(0.6%)	7.8%	0.4%

(1)	Amounts in this table are shown on a pre-tax basis.